UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 9, 2016

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

At the annual meeting of stockholders of Baxter International Inc. (the “Company” or “Baxter”) held on May 3, 2016, stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation providing for, among other things, declassification of the board of directors (the “Charter Amendment”).

As disclosed in the Proxy Statement filed with the SEC on March 24, 2016, in advance of the annual meeting, the stockholder vote on the Charter Amendment was counted on a per share basis rather than on a per capita basis.

On May 3, 2016, the Company filed a Verified Amended Application Pursuant to 8 Del. C. § 205 in the Court of Chancery of the State of Delaware (the “Court”), captioned In re Baxter International Inc., C.A. No. 11609-CB (Del. Ch.) (the “Amended 205 Application”). The Amended 205 Application seeks an order of the Court validating the Charter Amendment, as approved by the stockholder vote at the annual meeting counted on a per share basis. The Company previously disclosed that it had filed the Amended 205 Application in a Current Report on Form 8-K filed on May 4, 2016.

On May 9, 2016, the Court directed the Company to provide notice to Baxter stockholders, via the filing of this Current Report on Form 8-K, of the hearing described below, at which the Court will consider the Amended 205 Application.

A hearing on the Amended 205 Application will be held on Wednesday, June 22, 2016 at 10:00 a.m. (the “Hearing”), in the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801-3734. Any stockholder may attend the Hearing. Any stockholder who wishes to oppose Baxter’s request that the Court validate the Charter Amendment must file papers with the Court explaining the basis of such opposition by June 13, 2016. Such stockholder should file any opposition papers with the Register in Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801-3734, and serve such filings on the following counsel:

Edward Welch

Jenness Parker

Skadden, Arps, Slate, Meagher & Flom LLP

One Rodney Square

920 N. King St.

Wilmington, Delaware 19801

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.

By:	/s/ David P. Scharf
David P. Scharf
Corporate Vice President and General Counsel

Date: May 11, 2016